UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: December 28, 2010


                       MEDINA INTERNATIONAL HOLDINGS, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


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


              Colorado                                  000-27211                               84-1469319
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                        1802 Pomona Rd., Corona, CA 92880
                        ---------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (909) 522-4414
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                            SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On December 28, 2010, Albert Mardikian and MGS Grand Sport, Inc., a California corporation (collectively, "Plaintiffs") filed a Complaint for breach of contract; money lent; account stated; accounting; declaratory relief; fraud and deceit; breach of fiduciary duty; conversion; and involuntary dissolution in Superior Court of the State of California, County of Orange against Medina International Holdings, Inc. (the "Company"); Modena Sports Design, LLC; Harbor Guard Boats, Inc.; Madhava Rao Mankal;


Danny Medina: and Does 1 through 20, inclusive (collectively "Defendants"). Plaintiffs are seeking monetary damages exceeding $1 million as well as punitive damages in unspecified amounts and a dissolution of the Company.


Mr. Mardikian is the Chief Executive Officer of Harbor Guard Boats, Inc., a subsidiary of the Company and one of the Defendants. Additionally, Mr. Mardikian is a Director and major shareholder of the Company, another of the Defendants.

The Company is currently evaluating this matter with its legal counsel to determine the most efficient way to dispose of it.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            MEDINA INTERNATIONAL HOLDINGS, INC.

                                            By:      /s/Daniel Medina
                                                     ----------------
                                                        Daniel Medina, President


     Date: January 7, 2011